Exhibit 10.40

Execution Copy

THIS INSTRUMENT WAS PREPARED BY
AND UPON RECORDING RETURN TO:

James S. Hogg, Esq.
Brouse McDowell LPA
388 South Main St., Ste. 500
Akron, OH 44311

Re:     Air Transport International Limited Liability Company
Loan No. _________
____________________
______________, OH ________
CLINTON COUNTY

[SPACE ABOVE FOR RECORDER’S USE ONLY]

LEASEHOLD MORTGAGE, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT and FINANCING STATEMENT

THIS LEASEHOLD MORTGAGE, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT and FINANCING STATEMENT (herein sometimes called "Mortgage") is made as of December 1, 2012, by and between the undersigned Mortgagor (herein, together with its successors and assigns, the "Mortgagor") and The Director of Development Services Agency of the State of Ohio (herein, together with its successors and assigns, called the "Mortgagee").

RECITALS

A.    The Mortgagor, AIR TRANSPORT INTERNATIONAL LIMITED LIABILITY COMPANY, a Nevada limited liability company, has entered into that certain Guaranty Agreement in favor of Mortgagee (said Agreement, as it may hereafter be amended, modified, supplemented, extended, renewed or replaced from time to time, being the “Guaranty” or the "Agreement"; the terms defined therein and not otherwise defined herein being used herein as therein defined).

B.    Pursuant to the Agreement and subject to the terms and conditions therein set forth, the Mortgagor has agreed to guaranty (a) certain obligations under that certain Loan and Security Agreement and any other Loan Documents between Mortgagee and Clinton County Port Authority dated as of December 1, 2012 and (b) payment of the State Economic Development Revenue Bonds (Ohio Enterprise Bond Fund), Series 2012-9 (Clinton County Port Authority –AMES Project) (Tax-Exempt Bonds) issued by the State of Ohio (such guaranteed amounts being referred to as the “Guaranteed Obligations”).

C.    The aggregate principal amount outstanding from time to time under the Guaranteed Obligations may not exceed $14,685,000, excluding advances made to protect the lien and security of this Mortgage.

D.    To evidence and secure such obligations, Mortgagor has executed and delivered the Agreement and certain other Loan Documents.

E.    It has been agreed that as a condition precedent to the making of advances under the Loan and Security Agreement, Mortgagor will further secure such indebtedness by the execution and delivery of the Agreement and this Mortgage.

F.    As used in this Mortgage, the term "Secured Obligations" means and includes all of the following: (i) all performance and payment obligations of the Mortgagor under or in connection with the Agreement or any of the other Loan Documents and (ii) all other obligations of the Mortgagor, to the Mortgagee, in each case howsoever created, arising or evidenced, whether direct or indirect, joint or several, absolute or contingent, or now or hereafter existing, or due or to become due, including, without limitation, those obligations arising out of or in connection with the Agreement, this Mortgage or any of the other Loan Documents, including, without limitation, any and all advances, costs or expenses paid or incurred by the Mortgagee to protect any or all of the Collateral (hereinafter defined) and other collateral under the Loan Documents, to perform any obligation of the Mortgagor hereunder or under any of the other Loan Documents or collect any amount owing to the Mortgagee which is secured hereby or under the other Loan Documents; interest on all of the foregoing; and all costs of enforcement and collection of this Mortgage, the Loan Documents and the Secured Obligations.

G.    For purposes of this Mortgage, the term "Collateral" means and includes all right, title and interest of the Mortgagor in and to all of the following:

(i)    Mortgagor’s leasehold interest in all of the land described on Exhibit A attached hereto (the "Land"), together with Mortgagor’s interest, if any, in all and singular the tenements, rights, easements, hereditaments, rights of way, privileges, liberties, appendages and appurtenances now or hereafter belonging or in anywise appertaining to the Land (including, without limitation, all rights relating to storm and sanitary sewer, water, gas, electric, railway and telephone services); Mortgagor’s interest, if any, in all development rights, air rights, water, water rights, water stock, gas, oil, minerals, coal and other substances of any kind or character underlying or relating to the Land; all estate, claim, demand, right, title or interest of the Mortgagor in and to any street, road, highway, or alley (vacated or otherwise) adjoining the Land or any part thereof; Mortgagor’s interest, if any, in all strips and gores belonging, adjacent or pertaining to the Land; and Mortgagor’s interest, if any, in any after-acquired title to any of the foregoing (all of the foregoing is herein referred to collectively as the "Real Estate");

(ii)    All present and future rights, title and interests of the Mortgagor, however acquired, in, to, and under the lease and sublease(s) described on Exhibit B hereto (as amended, renewed and extended from time to time together with any new lease of the Real Estate or Improvements entered into by the Mortgagor in replacement, extension or renewal of or substitution for said lease, the "Facility Lease"), all present and future right, title and interest of the Mortgagor, as lessee or otherwise in and to the Real Estate, the Improvements (hereinafter defined), the Goods (hereinafter defined), and any other real or personal property (collectively the "Leased Property") which is subject to the Facility Lease or which is created under or pursuant to the Facility Lease and all present and future amendments, renewals and supplements thereto, including all of Mortgagor's unexpired estate, title, interest and term of years in the Leased Property by virtue of the Facility Lease and any and all credits, deposits, options to renew or extend, options to purchase, rights of first refusal, and any other rights and privileges of the Mortgagor thereunder (all of the foregoing are herein referred to collectively as the "Leasehold Estate");

(iii)    All buildings, structures, replacements, furnishings, fixtures, fittings and other improvements and property of every kind and character now or hereafter located or erected on the Real Estate and owned or leased or purported to be owned or leased by the Mortgagor, together with all building or construction materials, equipment, appliances, machinery, fittings, apparatus, fixtures and other articles of any kind or nature whatsoever now or hereafter found on, affixed to or attached to the Real Estate and owned or leased or purported to be owned or leased by the Mortgagor, including (without limitation) all trees, shrubs and landscaping materials, reels, and all heating, venting, electrical, lighting, power, plumbing, air conditioning, refrigeration and ventilation equipment (all of the foregoing is herein referred to collectively as the "Improvements");

(iv)    All furniture, furnishings, equipment (including, without limitation, telephone and other communications equipment, office and record keeping equipment, window cleaning, building cleaning, signs, monitoring, garbage, air conditioning, computers, point of sale devices, drive-through equipment and other equipment), inventory and goods and all other tangible property of any kind or character now or hereafter owned or purported to be owned by the Mortgagor and used or useful in connection with the Real Estate, regardless of whether located on the Real Estate or located elsewhere including, without limitation, all rights of the Mortgagor under any lease to equipment, furniture, furnishings, fixtures and other items of personal property at any time during the term of such lease below (all of the foregoing is herein referred to collectively as the "Goods");

(v)    All goodwill, trademarks, trade names, option rights, purchase contracts, condemnation claims, demands, awards and settlement payments, insurance contracts, insurance payments and proceeds, unearned insurance premiums, warranties, guaranties, utility deposits, books and records and general intangibles of the Mortgagor relating to the Real Estate or the Improvements and all accounts, contract rights, instruments, chattel paper and other rights of the Mortgagor for payment of money to it for property sold or lent by it, for services rendered by it, for money lent by it, or for advances or deposits made by it (including, without limitation, any deposits made by the Mortgagor pursuant to Section 1.19), and any other intangible property of the Mortgagor related to the Real Estate or the Improvements (all of the foregoing is herein referred to collectively as the "Intangibles");

(vi)    All rents, issues, profits, royalties, avails, income and other benefits derived or owned by the Mortgagor directly or indirectly from the Real Estate or the Improvements (all of the foregoing is herein collectively called the "Rents");

(vii)    All rights of the Mortgagor under all subleases, licenses, occupancy agreements, concessions or other arrangements, whether written or oral, whether now existing or entered into at any time hereafter, whereby any Person agrees to pay money to the Mortgagor or any consideration for the use, possession or occupancy of, or any estate in, the Real Estate or the Improvements or any part thereof, and all rents, income, profits, benefits, avails, advantages and claims against guarantors under any thereof (all of the foregoing is herein referred to collectively as the "Leases");

(viii)    All rights of the Mortgagor, if any, to plans and specifications, designs, drawings and other matters prepared in connection with the Real Estate (all of the foregoing is herein called the "Plans");

(ix)    All rights of the Mortgagor, if any, under any contracts executed by the Mortgagor with any provider of goods or services for or in connection with any construction undertaken on, or services performed or to be performed in connection with, the Real Estate or the Improvements, including, without limitation, any architect's contracts, construction contracts and management contracts (all of the foregoing are herein referred to collectively as the "Contracts for Construction");

(x)    All rights of the Mortgagor, if any, as seller or borrower under any agreement, contract, understanding or arrangement pursuant to which the Mortgagor has, with the prior written consent of the Mortgagee, obtained the agreement of any Person to pay or disburse any money for the Mortgagor's sale (or borrowing on the security) of the Collateral or any part thereof (all of the foregoing is herein referred to collectively as the "Contracts for Sale");

(xi)    All rights of the Mortgagor in any permits, approvals, consents and other authorizations in connection with the Real Estate or the Improvements (all of the foregoing are herein referred to collectively as the "Permits");

(xii)    All rights of the Mortgagor and the Mortgagor's bankruptcy trustee to deal with the Facility Lease, which rights may arise as a result of the commencement of a case under the federal bankruptcy laws by or against (i) the Mortgagor or (ii) the lessor ("Lessor") under the Facility Lease, including, without limitation, the right to assume or reject, or compel the assumption or rejection of such Facility Lease pursuant to 11 U.S.C. § 365(a) or any successor law (the "Bankruptcy Code"), the right to seek and obtain extensions of time to assume or reject such Facility Lease, and the right to elect whether to treat such Facility Lease as terminated by the Lessor's rejection of such Facility Lease or to remain in possession of the Collateral and offset damages pursuant to 11 U.S.C. § 365(h)(l) or any successor law; and

(xiii)    All other property or rights of the Mortgagor of any kind or character related to the Real Estate or the Improvements, all substitutions, replacements and additions thereto, whether now existing or hereafter acquired, and all proceeds (including insurance and condemnation proceeds) and products of any of the foregoing (all of the Real Estate and the Improvements, and any other property related to the Real Estate or the Improvements which is real estate under applicable law, is sometimes referred to collectively herein as the "Premises").

H.    For purposes herein, "Person" means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

I.    For purposes herein, "Hazardous Substances" means a hazardous substance as defined under the Comprehensive Emergency Response Compensation and Liability Act of 1980, 42 U.S.C. §§9601, et seq., as from time to time amended,; “Hazardous Waste” means a hazardous waste as defined under the Resource Conservation and Recovery Act of 1976, 42 U.S.C. §§6901, et seq., as from time to time amended; and “Hazardous Discharge” means release or threat of release of a “reportable quantity” (as defined in any Environmental Law) of any asbestos or asbestos-containing material, Hazardous Substance, Hazardous Waste, Toxic Chemical or Petroleum has occurred on the Land or Improvements.

J.    For purposes herein, "Environmental Law" means any applicable federal, state, local, municipal, foreign, international, multinational or other applicable constitutions, laws, ordinances, principles of common law, regulations, statutes or treaties designed to minimize, prevent, punish or remedy the consequences of actions that damage or threaten the Environment or public health and safety.

GRANT

NOW THEREFORE, for and in consideration of the Mortgagee's making any loan, advance or other financial accommodation to or for the benefit of the Mortgagor, including sums due under the Agreement, this Mortgage or the other Loan Documents and in consideration of the various agreements contained herein, in the Agreement, and in the other Loan Documents, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Mortgagor, and in order to secure the full, timely and proper payment and performance of each and every one of the Secured Obligations.

THE MORTGAGOR HEREBY MORTGAGES, WARRANTS, CONVEYS, TRANSFERS AND ASSIGNS TO THE MORTGAGEE AND ITS SUCCESSORS AND ASSIGNS FOREVER, WITH POWER OF SALE, AND GRANTS TO THE MORTGAGEE AND ITS SUCCESSORS AND ASSIGNS FOREVER A CONTINUING SECURITY INTEREST IN AND TO, ALL OF THE COLLATERAL,

TO HAVE AND TO HOLD the Collateral unto the Mortgagee, its successors and assigns, forever, hereby expressly waiving and releasing any and all right, benefit, privilege, advantage or exemption under and by virtue of any and all statutes and laws of the state or other jurisdiction in which the Real Estate is located providing for the exemption of homesteads from sale on execution or otherwise.

The Mortgagor hereby covenants with and warrants to the Mortgagee and with the purchaser at any foreclosure sale: that at the execution and delivery hereof it is well seized of the Premises, and of a valid leasehold estate therein and that it has rights in the other Collateral; that the Collateral is free from all encumbrances whatsoever (and any claim of any other Person thereto) other than the TIF Cooperative Agreement (as defined in the Facility Lease), the security interest granted to the Mortgagee herein and pursuant to the other Loan Documents and the encumbrances set forth in the title insurance policy insuring the lien of this Mortgage in favor of the Mortgagee (the "Permitted Exceptions"); that the Facility Lease is in full force and effect and has not been modified or terminated; that the Mortgagor is not in default under the Facility Lease; that it has good and lawful right to sell, mortgage and convey the Collateral; and that it and its successors and assigns will forever warrant and defend the Collateral against all claims and demands whatsoever with the exception of those arising by, through or under the Permitted Exceptions.

ARTICLE I

COVENANTS AND AGREEMENTS OF THE MORTGAGOR

Further to secure the payment and performance of the Secured Obligations, the Mortgagor hereby covenants, warrants and agrees with the Mortgagee as follows:

1.1.    Payment of Secured Obligations. The Mortgagor agrees that it will pay, timely and in the manner required in the appropriate documents or instruments, all the Secured Obligations (including fees and charges). All sums payable by the Mortgagor hereunder shall be paid without demand, counterclaim, offset, deduction or defense. The Mortgagor waives all rights now or hereafter conferred by statute or otherwise to any such demand, counterclaim, offset, deduction or defense.

1.2.    Payment of Taxes. The Mortgagor will pay or cause to be paid when due all taxes and assessments, general or special, and any and all levies, claims, charges, expenses and liens, ordinary or extraordinary, governmental or non-governmental, statutory or otherwise, due or to become due, that may be levied, assessed, made, imposed or charged on or against the Collateral or any property used in connection therewith, and will pay when due any tax or other charge on the interest or estate in lands created or represented by this Mortgage or by any of the Loan Documents, whether levied against the Mortgagor or the Mortgagee or otherwise, and if requested by Mortgagee, will submit to the Mortgagee all receipts showing payment of all of such taxes, assessments and charges. Notwithstanding the preceding sentence, Mortgagor may, at its expense, but only after prior notice to the Mortgagee, by appropriate proceedings diligently prosecuted, contest in good faith the validity or amount of any such taxes, assessments, governmental charges, levies and claims and during the period of contest, and after notice to the Mortgagee, may permit the items so contested to remain unpaid. However, if at any time the Mortgagee shall notify the Mortgagor in writing that, in the opinion of legal counsel reasonably satisfactory to the Mortgagee, by nonpayment of any such items the lien and security interest created by the Loan Documents as to any part of the Project will be materially affected or the Project or any material part thereof will be subject to imminent loss or forfeiture, the Mortgagor shall promptly pay such taxes, assessments, charges, levies or claims;

1.3.    Maintenance and Repair. The Mortgagor will: not abandon the Premises; not do or suffer anything to be done which would depreciate or impair or the security of this Mortgage; pay promptly for all labor and materials for all construction, repairs and improvements to or on the Premises; maintain, preserve and keep the Goods and the Premises in good, safe and insurable condition and repair and promptly make any needful and proper repairs, replacements, renewals, additions or substitutions required by wear, damage, obsolescence or destruction, all as promptly as possible under the circumstances but in all cases in compliance with any time period provided under applicable requirements of governmental authorities and insurers; not commit, suffer, or permit waste of any part of the Premises; and maintain all grounds and sidewalks in good and neat order and repair. Except in connection with the provision of the Project, the Adjacent Hangar Demolition and/or the Related Area Improvements in accordance with the Loan Documents, the Mortgagor will: not do or suffer anything to be done which would depreciate or impair the use, operation or value of the Collateral; not remove or demolish any of the Improvements; not make any changes, additions or alterations to the Premises except as required by any applicable governmental requirement or as otherwise approved in writing by the Mortgagee.

1.4.    Sales; Liens. The Mortgagor will not: sell, contract to sell, assign, transfer or convey, or permit to be transferred or conveyed, the Collateral or any part thereof or any interest or estate in any thereof (including any conveyance into a trust or any conveyance of the beneficial interest in any trust that may be holding title to the Premises) or remove any of the Collateral from the Premises except as permitted under the Loan Documents for the sale of inventory in the ordinary course of Mortgagor’s business; or create, suffer or permit to be created or to exist any mortgage, lien, claim, security interest, charge, encumbrance or other right or claim of any kind whatsoever upon the Collateral or any part thereof, except those of current taxes not then due and payable, and the Permitted Exceptions.

1.5.    Access by Mortgagee. The Mortgagor will at all times: deliver to the Mortgagee either all of its executed originals (in the case of chattel paper or instruments) or (in all other cases), if requested by Mortgagee, certified copies of all Leases, agreements creating or evidencing Intangibles, Plans, Contracts for Construction, Contracts for Sale, Permits, all amendments and supplements thereto, and any other document which is, or which evidences, governs, or creates, Collateral; permit access at reasonable times upon prior reasonable notice by the Mortgagee to the Mortgagor's books and records; permit the Mortgagee to inspect construction progress reports, tenant registers, sales records, insurance policies and other papers for examination and the making of copies and extracts; prepare such schedules, summaries, reports and progress schedules as the Mortgagee may reasonably request; and permit the Mortgagee and its agents and designees, to inspect the Premises at reasonable times upon prior reasonable notice.

1.6.    Stamp and Other Taxes. If the federal, or any state, county, local, municipal or other, government or any subdivision of any thereof having jurisdiction, shall levy, assess or charge any tax, assessment or imposition upon this Mortgage, any of the other Secured Obligations, or any of the other Loan Documents, the interest of the Mortgagee in the Collateral, or any of the foregoing, or upon the Mortgagee by reason of or as holder of any of the foregoing, or shall at any time or times require revenue stamps to be affixed to this Mortgage, or any of the other Loan Documents, the Mortgagor shall pay all such taxes and stamps to or for the Mortgagee as they become due and payable. If any law or regulation is enacted or adopted permitting, authorizing or requiring any tax, assessment or imposition to be levied, assessed or charged, which law or regulation prohibits the Mortgagor from paying the tax, assessment, stamp, or imposition to or for the Mortgagee, then all sums hereby secured shall become immediately due and payable at the option of the Mortgagee.

1.7.    Insurance. The Mortgagor shall insure the Project in an aggregate amount equal to the replacement cost of the Project, but in any event not less than the sum of the (a) 100% of the aggregate principal amount of Bonds outstanding from time to time, (b) the unpaid principal balance of the State Loan, and (c) the unpaid principal balance of the LDI Loan, from time to time, against loss or damage by fire, boiler explosion, as well as such other risks as are covered by the endorsement commonly known as “extended coverage,” plus vandalism and malicious mischief, with insurance companies authorized to issue such policies in the State. Any insurance policy maintained by the Mortgagor pursuant to this Section may provide that the policy does not cover the first $100,000 or less of loss, or such greater amount as may (with due regard to insurance practices from time to time current with respect to properties similar to the Project) be approved in writing by Mortgagee, with the result that the Mortgagor, is its own insurer to that extent. Any return of insurance premium or dividends based upon such premium shall be due and payable solely to the Mortgagor unless such premium shall have been paid by the Mortgagee or Trustee. The obligation to provide and maintain insurance shall be the obligation of the Mortgagor.

As an alternative to the above, the Mortgagor may insure such property under a blanket insurance policy or policies that cover not only such property but also other properties of the Mortgagor or its affiliates.

Any insurance policy issued pursuant this Section shall be so written or endorsed as to make losses, if any, adjustable by the Mortgagor and payable to the Mortgagor and the Trustee, for the account of the Mortgagee; provided, any such insurance policy may be so written or endorsed as to make losses not in excess of $100,000 for each occurrence held by and payable directly to the Mortgagor as hereinafter provided. Each insurance policy provided for in this Section shall contain a provision to the effect that the insurance company shall not cancel the same without first giving written notice thereof to the Mortgagee and the Trustee at least thirty days in advance of such cancellation, and the Mortgagor shall deliver to the Mortgagee and the Trustee duplicate copies or certificates of insurance pertaining to each such policy of insurance procured by a Mortgagor and shall keep such duplicate copies or certificates up to date.
Section 5.6.
The Net Proceeds of the insurance carried pursuant to the provisions of the Lease shall be applied as allocated in the Loan Agreement.

The Mortgagor shall maintain commercial general liability insurance against claims for personal injury, death or property damage suffered by others upon, in or about any premises and maintain all workers’ compensation or similar insurance as may be required under the laws of any state or jurisdiction in which the Lessee may be engaged in business. All insurance for which provision has been made in this paragraph shall be maintained against such risks, at such amounts and with such retentions or deductibles as such insurance is usually carried by Persons engaged in the same or similar businesses, and all such insurance shall be effected or maintained in force under a policy or policies issued by insurers of recognized responsibility, except that the Mortgagor may maintain workers’ compensation insurance in any state or jurisdiction in any manner permitted by the laws of that jurisdiction. The Mortgagor and the Trustee shall be made additional insureds under such general liability policies. The insurance provided by this Section may be by blanket insurance policy or policies.

All of the above-mentioned original insurance policies or certified copies of such policies and certificates of such insurance satisfactory to the Mortgagee, together with receipts for the payment of premiums thereon, shall be delivered to and held by the Mortgagee, which delivery shall constitute an assignment to the Mortgagee of all return premiums to be held as additional security hereunder. The liability insurance policies required hereunder shall name the Mortgagee as additional insured and loss payee. All renewal and replacement policies shall be delivered to the Mortgagee at least thirty (30) days before the expiration of the expiring policies. Nothing contained in this Mortgage shall create any responsibility or obligation on the Mortgagee to collect any amounts owing on any insurance policy or resulting from any condemnation, to rebuild or replace any damaged or destroyed Improvements or other Collateral or to perform any other act hereunder. The Mortgagee shall not by the fact of approving, disapproving, accepting, preventing, obtaining or failing to obtain any insurance, incur any liability for or with respect to the amount of insurance carried, the form or legal sufficiency of insurance contracts, solvency of insurance companies, or payment or defense of lawsuits, and the Mortgagor hereby expressly assumes full responsibility therefor and all liability, if any, with respect thereto.

1.8.    Eminent Domain. In case the Collateral, or any part or interest in any thereof, is taken by condemnation, the Mortgagor shall take all action reasonably required by the Mortgagee in order to protect Mortgagor's and Mortgagee's rights with respect to any such taking, including the commencement of, appearance in or prosecution of any appropriate action or proceeding. The Mortgagee is hereby empowered to collect and receive all compensation and awards of any kind whatsoever (referred to collectively herein as "Condemnation Awards") which may be paid for any property taken or for damages to any property not taken (all of which the Mortgagor hereby assigns to the Mortgagee), and, subject to the terms of the Facility Lease and the other Loan Documents, all Condemnation Awards so received shall be forthwith applied by the Mortgagee, as it may elect in its sole and unreviewable discretion, to the prepayment of the Secured Obligations, or, at the option of the Mortgagee, may be held by the Mortgagee as additional security for the Secured Obligations, or may be applied to the repair and restoration of any property not so taken or damaged. The Mortgagor hereby empowers the Mortgagee, in the Mortgagee's absolute discretion to settle, compromise and adjust any and all claims or rights arising under any condemnation or eminent domain proceeding relating to the Collateral or any portion thereof.

1.9.    Governmental Requirements. The Mortgagor will at all times fully comply in all material respects with, and cause the Collateral and the use and condition thereof fully to comply in all material respects with, all applicable federal, state, county, municipal, local and other governmental statutes, ordinances, requirements, regulations, rules, orders and decrees of any kind whatsoever that apply or relate to the Mortgagor or the Collateral or the use thereof (including, without limitation, those relating to land use and development, construction, access, water rights and use, noise, environmental pollution and hazardous waste and substances, including, without limitation, Hazardous Substances), and will observe and comply with all conditions and requirements necessary to preserve and extend any and all rights, licenses, permits, privileges, franchises and concessions (including, without limitation, those relating to land use and development, construction, access, water rights and use, noise, environmental pollution and hazardous waste and substances, including, without limitation, Hazardous Substances) which are applicable to the Mortgagor or have been granted for the Collateral or the use thereof. Unless required by applicable law, or unless Mortgagee has otherwise first agreed in writing (which consent shall not be unreasonably withheld, conditioned or delayed), the Mortgagor shall not make or allow any material changes to be made in the nature of the occupancy or use of the Premises or any portion thereof for which the Premises or such portion was intended at the time this Mortgage was delivered. The Mortgagor shall not initiate or acquiesce in any change in any zoning or other land use classification now or hereafter in effect and affecting the Premises or any part thereof without in each case obtaining the Mortgagee's prior written consent thereto.

1.10.    No Mechanics' Liens. The Mortgagor will not suffer any construction, mechanic's, laborer's or materialmen's lien to be created or remain outstanding upon the Premises or any part thereof and will bond or otherwise discharge all such liens within 90 days from the date of filing. The Mortgagor agrees to promptly deliver to the Mortgagee a copy of any notices that the Mortgagor receives with respect to any pending or threatened lien or the foreclosure thereof.

1.11.    Continuing Priority. The Mortgagor will: pay such fees, taxes and charges, execute and record or file (at the Mortgagor's expense) such deeds, conveyances, mortgages and financing statements, obtain such title opinions, title insurance policy endorsements, acknowledgments or consents, notify such obligors or providers of services and materials and do all such other acts and things as the Mortgagee may from time to time reasonably request to establish and maintain a valid and perfected first and prior lien on and security interest in the Collateral; maintain its office and principal place of business at all times at the address shown below; and keep all of its books and records relating to the Collateral on the Premises or at such address; and keep all tangible Collateral on the Real Estate except as the Mortgagee may otherwise consent in writing.

1.12.    Utilities. The Mortgagor will pay or cause to be paid all utility charges incurred in connection with the Collateral promptly when due and maintain all utility services available for use at the Premises.

1.13.    Contract Maintenance; Other Agreements; Leases. The Mortgagor will, for the benefit of the Mortgagee, fully and promptly keep, observe, perform and satisfy each obligation, condition, covenant, and restriction of the Mortgagor affecting the Premises or imposed on it under any material agreement between Mortgagor and a third party relating to the Collateral or the Secured

Obligations secured hereby, including, without limitation, the Leases, the Contracts for Sale, Contracts for Construction and the Intangibles (collectively, the "Third Party Agreements"), so that there will be no default thereunder and so that the Persons (other than the Mortgagor) obligated thereon shall be and remain at all times obligated to perform for the benefit of the Mortgagee; and the Mortgagor will not permit to exist any condition, event or fact which could allow or serve as a basis or justification for any such Person to avoid such performance. Without the prior written consent of the Mortgagee, the Mortgagor shall not (i) make or permit any termination or amendment of the rights of the Mortgagor under any Third Party Agreement; (ii) collect rents or the proceeds of any Leases or Intangibles more than 30 days before the same shall be due and payable; (iii) modify or amend any Leases, or, except where the lessee is in default, cancel or terminate the same or accept a surrender of the leased premises; (iv) consent to the assignment or subletting of the whole or any portion of any lessee's interest under any Leases except as permitted under the Loan Documents; or (v) in any other manner impair Mortgagee's rights and interest with respect to the Rents. The Mortgagor shall promptly deliver to the Mortgagee copies of any demands or notices of default received by the Mortgagor in connection with any Third Party Agreement and allow the Mortgagee the right, but not the obligation, to cure any such default. All security or other deposits, if any, received from tenants under the Leases shall be maintained in an account satisfactory to the Mortgagee and in compliance with the law of the state where the Premises are located and with an institution satisfactory to the Mortgagee.

1.14.    Environmental Matters. Mortgagor will investigate, clean up, remove or remediate any spill or release of Hazardous Substances at the Premises in accordance with the requirements of all Environmental Laws and will otherwise use, handle, store and dispose of all Hazardous Substances in accordance with the requirements of all Environmental Laws.

1.15.    No Assignments; Future Leases. Except as permitted under the Loan Documents, the Mortgagor will not cause or permit any Rents, Leases, Contracts for Sale, or other contracts relating to the Premises to be assigned, transferred, conveyed, pledged or disposed of to any party other than the Mortgagee without first obtaining the express written consent of the Mortgagee to any such assignment or permit any such assignment to occur by operation of law. In addition, except as permitted under the Loan Documents, the Mortgagor shall not cause or permit all or any portion of or interest in the Premises or the Improvements to be leased (that word having the same meaning for purposes hereof as it does in the law of landlord and tenant) directly or indirectly to any Person.

1.16.    Assignment of Leases and Rents and Collections.

(a)    All of the Mortgagor's interest in and rights under the Leases now existing or hereafter entered into, and all of the Rents, whether now due, past due, or to become due, and including all prepaid rents and security deposits, and all other amounts due with respect to any of the other Collateral, are hereby absolutely, presently and unconditionally assigned and conveyed to the Mortgagee to be applied by the Mortgagee in payment of all sums due under the Secured Obligations and all other sums payable under this Mortgage. Prior to the occurrence of any Default, the Mortgagor shall have a license to collect and receive all Rents and other amounts, which license shall be terminated at the sole option of the Mortgagee, without regard to the adequacy of its security hereunder and without notice to or demand upon the Mortgagor, upon the occurrence of any Default. It is understood and agreed that neither the foregoing assignment to the Mortgagee nor the exercise by the Mortgagee of any of its rights or remedies under Article III hereof shall be deemed to make the Mortgagee a "mortgagee-in-possession" or otherwise responsible or liable in any manner with respect to the Collateral or the use, occupancy, enjoyment or any portion thereof, unless and until the Mortgagee, in person or by agent, assumes actual possession thereof. Nor shall appointment of a receiver for the Collateral by any court at the request of the Mortgagee or by agreement with the Mortgagor, or the entering into possession of any part of the Collateral by such receiver, be deemed to make the Mortgagee a mortgagee-in-possession or otherwise responsible or liable in any manner with respect to the Collateral or the use, occupancy, enjoyment or operation of all or any portion thereof. Upon the occurrence of any Default, this shall constitute a direction to and full authority to each lessee under any Leases, each guarantor of any of the Leases and any other Person obligated under any of the Collateral to pay all Rents and other amounts to the Mortgagee without proof of the Default relied upon. The Mortgagor hereby irrevocably authorizes each such Person to rely upon and comply with any notice or demand by the Mortgagee for the payment to the Mortgagee of any Rents and other amounts due or to become due.

(b)    The Mortgagor shall apply the Rents and other amounts to the payment of all necessary and reasonable operating costs and expenses of the Collateral, debt service on the Secured Obligations and otherwise in compliance with the provisions of the Loan Documents.

(c)    The Mortgagee shall have the right to assign the Mortgagee's right, title and interest in any Leases to any subsequent holder of this Mortgage or any participating interest therein or to any Person acquiring title to all or any part of the Collateral through foreclosure or otherwise. Any subsequent assignee shall have all the rights and powers herein provided to the Mortgagee. Upon the occurrence of any Default, the Mortgagee shall have the right to execute new leases of any part of the Collateral, including leases that extend beyond the term of this Mortgage. Upon occurrence of Default, the Mortgagee shall have the authority, as the Mortgagor's attorney-in-fact, such authority being coupled with an interest and irrevocable, to sign the name of the Mortgagor and to bind the Mortgagor on all papers and documents relating to the operation, leasing and maintenance of the Collateral.

1.17.    The Mortgagee's Performance. If the Mortgagor fails to pay or perform any of its obligations herein contained (including payment of expenses of foreclosure and court costs), the Mortgagee may (but need not), as agent or attorney-in-fact of the Mortgagor, make any payment or perform (or cause to be performed) any obligation of the Mortgagor hereunder, in any form and manner deemed expedient by the Mortgagee, and any amount so paid or expended (plus reasonable compensation to the Mortgagee for its out-of-pocket and other expenses for each matter for which it acts under this Mortgage), with interest thereon at the rate of seven percent (7%) (the "Default Rate"), shall be added to the principal debt hereby secured and shall be repaid to the Mortgagee upon demand. By way of illustration and not in limitation of the foregoing, the Mortgagee may (but need not) do all or any of the following: make payments of principal or interest or other amounts on any lien, encumbrance or charge on any of the Collateral; complete construction; make repairs; collect rents; prosecute collection of the Collateral or proceeds thereof; obtain insurance and pay premiums therefor; purchase, discharge, compromise or settle any tax lien or any other lien, encumbrance, suit, proceeding, title or claim thereof; contest any tax or assessment; and redeem from any tax sale or forfeiture affecting the Premises. In making any payment or securing any performance relating to any obligation of the Mortgagor hereunder, the Mortgagee shall be the sole judge of the legality, validity and amount of any lien or encumbrance and of all other matters necessary to be determined in satisfaction thereof. No such action of the Mortgagee shall ever be considered as a waiver of any right accruing to it on account of the occurrence of any matter which constitutes a Default or an Event of Default.

1.18.    Subrogation. To the extent that the Mortgagee, on or after the date hereof, pays any sum under any provision of law or any instrument or document creating any lien or other interest prior or superior to the lien of this Mortgage, or the Mortgagor or any other Person pays any such sum with the proceeds of the loan secured hereby, the Mortgagee shall have and be entitled to a lien or other interest on the Collateral equal in priority to the lien or other interest discharged and the Mortgagee shall be subrogated to, and receive and enjoy all rights and liens possessed, held or enjoyed by, the holder of such lien, which shall remain in existence and benefit the Mortgagee in securing the Secured Obligations.

1.19.    Reserve for Taxes, Assessments and Insurance. After and during the continuance of an Event of Default and upon request by the Mortgagee, the Mortgagor covenants and agrees to pay to the Mortgagee (or the Mortgagee's agent) monthly until the Secured Obligations have been paid in full, a sum equal to real estate taxes and assessments and insurance premiums next due upon the Premises (all as reasonably estimated by the Mortgagee or its agent) divided by the number of months to elapse before one month prior to the date when such taxes, and assessments and insurance premiums will become due and payable, such sums to be held by the Mortgagee without interest accruing thereon (except to the extent, if any, required by applicable law), to pay each of the said items.

All payments described above in this Section shall be paid by the Mortgagor each month in a single payment to be applied by the Mortgagee (or its agent) to the foregoing items in such order as the Mortgagee shall elect in its sole but reasonable discretion. The Mortgagor shall also pay to the Mortgagee, at least 30 days prior to the due date of any taxes, and assessments levied on, against or with respect to the Premises, or any insurance premium due with respect to the Premises, such additional amount as may be necessary to provide the Mortgagee (or its agent) with sufficient funds to pay any such tax, assessment, and insurance premiums under this Section 1.19 at least 30 days in advance of the due date thereof.

The Mortgagee (or its agent) shall, within 20 days of receipt from the Mortgagor of a written request therefor together with such supporting documentation as the Mortgagee (or its agent) may reasonably require (including, without limitation, official tax bills or, as applicable, statements for insurance premiums), cause proper amounts to be withdrawn from such account and paid directly to the appropriate tax collecting authority or insurer. Even though the Mortgagor may have made all appropriate payments to the Mortgagee (or its agent) as required by this Mortgage, the Mortgagor shall nevertheless have full and sole responsibility at all times to cause all taxes, assessments and insurance premiums to be fully and timely paid, and the Mortgagee (or its agent) shall have no responsibility or obligation of any kind with respect thereto except with respect to payments required to be made by the Mortgagor hereunder for which the Mortgagee (or its agent) has received funds to cover such payments in full and all statements, invoices, reports or other materials necessary to make such payments, all not less than 30 days prior to the deadline for any such payment. If at any time the funds so held by the Mortgagee (or its agent) shall be insufficient to cover the full amount of all taxes, assessments and insurance premiums then accrued (as estimated by the Mortgagee or its agent) with respect to the then-current twelve-month period, the Mortgagor shall, within ten days after receipt of notice thereof from the Mortgagee (or its agent) deposit with the Mortgagee (or its agent) such additional funds as may be necessary to remove the deficiency. If the Premises are sold under foreclosure or are otherwise acquired by the Mortgagee, accumulations under this Section 1.19 may be applied to the Secured Obligations in such order of application as the Mortgagee may elect in its sole discretion.

1.20.    Covenants Regarding Facility Lease.

(a)    The Facility Lease is a valid and subsisting lease, is in full force and effect in accordance with the terms thereof and has not been modified except as herein set forth. All of the rents and other charges payable under the Facility Lease prior to the execution hereof have been paid, all of the terms, conditions and agreements contained in the Facility Lease have been performed and no default exists under the Facility Lease. This Mortgage is lawfully executed and delivered in conformity with the Facility Lease and is, and will be kept, a valid lien on the interests of the Mortgagor therein.

(b)    The Mortgagor will promptly pay, or cause to be paid, all rents, charges and other sums or amounts required to be paid by the Mortgagor under the terms of the Facility Lease, will further timely and fully keep and perform all of the covenants, terms, conditions and provisions of the Facility Lease required to be performed and complied with by the tenant thereunder, and will not do or suffer to be done anything the doing of which, or refrain from doing anything the omission of which, will impair the security of this Mortgage.

(c)    The Mortgagor also covenants that it will not modify, extend, supplement, or in any way alter the terms of the Facility Lease or cancel or surrender the Facility Lease, or waive, excuse, condone or in any way release or discharge the Lessor thereunder of or from any obligations, covenants, conditions and agreements by said Lessor to be done and performed, without the Mortgagee's prior written consent. The Mortgagor does by these presents expressly release, relinquish and surrender unto the Mortgagee all its right, power and authority to cancel, surrender, amend, modify, supplement or alter in any way the terms and provisions of the Facility Lease and any attempt on the part of the Mortgagor to exercise any such right without the prior written consent of the Mortgagee thereto shall constitute a default under the terms hereof. The Mortgagor also covenants that it will promptly notify the Mortgagee of any breach by the Lessor under the Facility Lease and of any inability of such Lessor to perform its obligations under the Facility Lease and will enforce the obligations of the Lessor under the Facility Lease, to the end that Mortgagor may enjoy all of the rights granted to it as lessee under the Facility Lease. The Mortgagor assigns to the Mortgagee the proceeds of any claim the Mortgagor may have against such Lessor for such breach or inability. The Mortgagee shall have the sole right to choose either (i) to proceed against such Lessor as if the Mortgagee were the named lessee thereunder, in the Mortgagor's name or in the Mortgagee's name as agent for the Mortgagor, and the Mortgagor agrees to cooperate with the Mortgagee in such action and to execute all documents required by the Mortgagee in furtherance of such action, or (ii) to have the Mortgagor proceed on its and the Mortgagee's behalf, in which event the Mortgagee may participate in such proceedings, and the Mortgagor will deliver to the Mortgagee all documents required by the Mortgagee for such participation. The Mortgagor shall, at its expense, diligently prosecute such proceedings, shall deliver to the Mortgagee copies of all papers served in connection therewith and shall consult and cooperate with the Mortgagee and its attorneys and agents, provided that no settlement of such proceedings may be made by the Mortgagor without the Mortgagee's prior written consent.

(d)    The Mortgagor shall give the Mortgagee immediate notice of any material default by the Mortgagor under the Facility Lease or of the receipt by it of any notice of default from the Lessor thereunder or notice of termination of the Facility Lease pursuant to the provisions thereof and shall furnish to the Mortgagee immediately any and all information which the Mortgagee may reasonably request concerning the performance by the Mortgagor of the covenants of the Facility Lease or of this Mortgage. The Mortgagor shall permit forthwith the Mortgagee or its representatives at all reasonable times to make investigation or examination concerning the performance by the Mortgagor of the covenants of the Facility Lease or of this Mortgage. The Mortgagor further covenants and agrees that it will promptly deposit with the Mortgagee a copy of the Facility Lease, certified as true, correct and complete by a duly elected and authorized officer of Mortgagor, and any and all documentary evidence received by it showing compliance by the Mortgagor with the provisions of the Facility Lease and will also deposit with the Mortgagee an exact copy of any notice, communication, plan, specification or other instrument or document received or given by it in any way relating to or affecting the Facility Lease which may concern or affect the estate of the Lessor or the lessee in or under the Facility Lease or in the real estate thereby demised.

1.21.    Bankruptcy Rights and Remedies. The lien of this Mortgage attaches to all of Mortgagor's rights and remedies at any time arising under or pursuant to Section 365 of the Bankruptcy Code, including, without limitation, all of Mortgagor's rights to remain in possession of the Collateral, and the following rights:

(a)    If the Facility Lease is rejected or disaffirmed by the Lessor of the Facility Lease pursuant to Section 365(a) of the Bankruptcy Code, the Mortgagor covenants that it will not elect to treat the Facility Lease as terminated under Section 365(h) of the Bankruptcy Code, and hereby assigns to the Mortgagee the sole and exclusive right to make or refrain from making such election.

(b)    If the Lessor under the Facility Lease rejects or disaffirms such Lease pursuant to the Bankruptcy Code and the Mortgagee elects to have the Mortgagor remain in possession under any legal right Mortgagor may have to occupy the premises leased pursuant to the Facility Lease, then (i) Mortgagor shall remain in such possession and shall perform all acts necessary for Mortgagor to retain its right to remain in such possession for the unexpired term of the Facility Lease (including all renewals thereof), whether such acts are required under the then existing terms and provisions of the Facility Lease or otherwise and (ii) all of the terms and provisions of this Mortgage and the lien created thereby shall remain in full force and effect and shall be extended automatically to such possession, occupancy and interest of the Mortgagor.

(c)    If, pursuant to Subsection 365(h)(1)(B) of the Bankruptcy Code, the Mortgagor seeks to offset against the rent reserved in the Facility Lease the amount of any damages caused by the non-performance by Lessor of any of the obligations of Lessor under the Facility Lease after the rejection by the Lessor of the Facility Lease under the Bankruptcy Code, the Mortgagor shall, prior to effecting such offset, notify the Mortgagee of its intent so to do, setting forth the amount proposed to be so offset, and in the event of an objection thereto by the Mortgagee, the Mortgagor shall not effect any offset of the amount so objected to by the Mortgagee. If the Mortgagee has failed to object as aforesaid within twenty (20) days after notice from the Mortgagor in accordance with the first sentence of this paragraph, the Mortgagor may proceed to effect such offset in the amounts set forth in the Mortgagor's notice. Neither the failure to object as aforesaid nor any objection or other communication between the Mortgagee and the Mortgagor relating to such offset shall constitute an approval of any such offset by the Mortgagee. The Mortgagor shall indemnify and save the Mortgagee harmless from and against any and all claims, demands, actions, suits, proceedings, damages, losses, costs and expenses of every nature whatsoever (including, without limitation, attorneys' fees) arising from or relating to any offset by the Mortgagor against the rent reserved in the Facility Lease.

(d)    The Mortgagor hereby unconditionally assigns, transfers and sets over to the Mortgagee all of the Mortgagor's claims and rights to the payment of damages arising from any rejection by Lessor of the Facility Lease under the Bankruptcy Code. The Mortgagee shall have the right to proceed in its own name or in the name of the Mortgagor in respect of any claim, suit, action or proceeding relating to the rejection of the Facility Lease, including, without limitation, the right to file and prosecute, to the exclusion of the Mortgagor, any proofs of claim, complaints, motions, applications, notices and other documents, in any case in respect of Lessor under the Bankruptcy Code. This assignment constitutes a present, irrevocable and unconditional assignment of the foregoing claims, rights and remedies, and shall continue in effect until all of the Secured Obligations shall have been satisfied and discharged in full. Any amounts received by the Mortgagee as damages arising out of the rejection of the Facility Lease as aforesaid shall be applied first to all costs and expenses of the Mortgagee (including, without limitation, attorneys' fees) incurred in connection with the exercise of any of its rights or remedies under this paragraph.

(e)    If any action, proceeding, motion or notice shall be commenced or filed in respect of the Facility Lease or the Collateral in connection with any case under the Bankruptcy Code the subject of which is Lessor, the Mortgagee shall have the option, to the exclusion of the Mortgagor, to conduct and control any such litigation with counsel of the Mortgagee's choice. The Mortgagee may proceed with any such litigation and the Mortgagor agrees to execute any and all powers, authorizations, consents or other documents required by the Mortgagee in connection therewith. The Mortgagor shall, upon demand, pay to the Mortgagee all reasonable costs and expenses (including attorneys' fees) paid or incurred by the Mortgagee in connection with the prosecution or conduct of any such proceedings. Any such costs or expenses not paid by the Mortgagor as aforesaid shall be secured by the lien of this Mortgage and shall be added to the principal amount of the Secured Obligations. The Mortgagor shall not commence any action, suit, proceeding or case, or file any application or make any motion, in respect of the Facility Lease in any such case under the Bankruptcy Code without the prior written consent of the Mortgagee.

(f)    The Mortgagor shall promptly, after obtaining knowledge thereof, notify the Mortgagee orally of any filing by or against Lessor or the Mortgagor of a petition under the Bankruptcy Code. The Mortgagor shall thereafter forthwith give written notice of such filing to the Mortgagee, setting forth any information available to the Mortgagor as to the date of such filing, the court in which such petition was filed and the relief sought therein. The Mortgagor shall promptly deliver to the Mortgagee, following receipt, any and all notices, summons, pleadings, applications and other documents received by the Mortgagor in connection with any such petition and any proceedings relating thereto.

(g)    If there shall be filed by or against the Mortgagor a petition under the Bankruptcy Code, and the Mortgagor, as lessee under the Facility Lease, shall determine to reject the Facility Lease pursuant to Section 365(a) of the Bankruptcy Code, the Mortgagor shall give the Mortgagee not less than twenty (20) days' prior notice of the date on which the Mortgagor shall apply to the bankruptcy court for authority to reject the Facility Lease. In the alternative, should the Mortgagor determine not to assume the Facility Lease pursuant to Section 365(a) of the Bankruptcy Code, the Mortgagor shall give the Mortgagee written notice thereof not less than twenty (20) days before the Facility Lease will be deemed rejected under Section 365(d)(4) of the Bankruptcy Code. The Mortgagee shall have the right, but not the obligation, to serve upon the Mortgagor within such twenty (20) day period a notice stating that (i) the Mortgagee demands that the Mortgagor assume and assign the Facility Lease to the Mortgagee pursuant to Section 365 of the Bankruptcy Code and (ii) the Mortgagee covenants to cure or provide adequate assurance of prompt cure of all defaults and provide adequate assurance of future performance under the Facility Lease. If the Mortgagee serves upon the Mortgagor the notice described in the preceding sentence, the Mortgagor shall not seek to reject the Facility Lease and shall assume and assign the Facility Lease to the Mortgagee prior to the date it would be deemed rejected pursuant to Section 365(d)(4) of the Bankruptcy Code, subject to the performance by the Mortgagee of the covenant set forth in clause (ii) of the preceding sentence.

(h)    Effective upon the entry of an order for relief in respect of the Mortgagor under Chapter 7 of the Bankruptcy Code, the Mortgagor hereby assigns and transfers to the Mortgagee a non-exclusive right to apply to the bankruptcy court under Subsection 365(d)(1) of the Bankruptcy Code for an order extending the period during which the Facility Lease may be rejected or assumed.

(i)    All references to particular sections or subsections of the Bankruptcy Code shall be deemed to include any and all successor or replacement sections or subsections thereto.

1.22.    Mortgagee's Lease. Notwithstanding the foregoing provisions of the foregoing paragraphs regarding termination of the Facility Lease, upon a termination or rejection of the Facility Lease, the Mortgagor acknowledges that the Mortgagee may enter into (1) an instrument recognizing, confirming and giving legal effect to the continued existence of the Facility Lease in favor of the Mortgagee or its designee, or (2) a new lease in favor of the Mortgagee or its designee (in either event the "Mortgagee's Lease") for the Collateral pursuant to the terms of the Facility Lease, or the provisions of a separate agreement between the Mortgagee and Lessor, under the following terms and conditions:

(a)    The Mortgagee's Lease shall be encumbered by the lien and security interest of this Mortgage which shall constitute the first and senior lien on the Mortgagee's Lease.

(b)    The Mortgagee's execution of the Mortgagee's Lease shall not be deemed to be in satisfaction in whole or in part of the Secured Obligations and all of the other terms, covenants and conditions contained in this Mortgage shall remain as a lien on the Collateral.

(c)    The Mortgagor hereby releases, remises, and quitclaims to the Mortgagee any interest Mortgagor may have in the Mortgagee's Lease and further agrees and acknowledges that the Mortgagee may assign the Mortgagee's Lease without notice, consent or joinder of the Mortgagor. The Mortgagor further waives any right the Mortgagor may have to challenge the adequacy of any consideration received therefore provided that in the event of an assignment of the Mortgagee's Lease, the proceeds thereof, if any, less costs and fees, including, but not limited to, customary closing costs and reasonable attorneys' fees, shall be applied to reduce the Secured Obligations.

(d)    The Mortgagee or its designee shall pay or cause to be paid to the Lessor at the time of the execution and delivery of such Mortgagee's Lease, any and all sums which are at the time of execution and delivery of the Mortgagee's Lease due under the Facility Lease and in addition, all reasonable expenses, including reasonable attorneys' fees which the Lessor shall have incurred by reason of the actual or deemed rejection of the Facility Lease and the execution and delivery of the Mortgagee's Lease. Such payments by the Mortgagee to the Lessor shall be deemed to have been made for the protection of the Mortgage and shall constitute part of the Secured Obligations.

1.23    Periodic Appraisals. If at any time the Mortgagee shall determine in good faith that as a result of:

(a)    any law, regulation or guideline or any change or interpretation thereof; or

(b)    any central bank or other fiscal, monetary or other governmental authority having jurisdiction over the Mortgagee or the activities of the Mortgagee requesting, directing or imposing a condition upon the Mortgagee (whether or not such request, direction or condition shall have the force of law); or

(c)    the Mortgagee, in its reasonable discretion deeming appropriate;

the Mortgagee may require that the Mortgagor provide at the Mortgagor's sole cost and expense, within sixty (60) days after the Mortgagee's request (but not more than once during every 5 years), an appraisal for the Collateral indicating the present appraised fair market value of the Collateral.

(a)        1.24.    Indemnity Clause. Without limiting any other rights hereunder or under applicable law, the Mortgagor shall defend and indemnify the Mortgagee and hold the Mortgagee harmless from and against all loss, liability, damage and expense, claims, costs, fines and penalties, including reasonable attorney’s fees, suffered or incurred by the Mortgagee under or on account of the noncompliance or alleged noncompliance by the Mortgagor with any Environmental Laws with respect to (i) the Project Site, (ii) any operations, actions or inactions in the conduct of operations of the Project or at the Project Site or (iii) the Provision of the Project, the Adjacent Hangar Demolition and the Related Area Improvements, including without limitation, the assertion of any lien thereunder, with respect to any Hazardous Discharge, the presence of any asbestos, asbestos-containing materials, Hazardous Substance, Hazardous Waste, Toxic Chemical or Petroleum affecting any of the Project Site, whether or not the same originates or emerges from the Project Site or any contiguous real estate, including any loss in value of the leasehold interest in the Premises as a result of the foregoing.

1.25.    Reasonable Attorneys' Fees. Each borrower, endorser and guarantor jointly and severally agree to pay all costs, reasonable attorneys' fees, paralegal fees, and expenses incurred in the event it becomes necessary for the Mortgagee to protect its security and/or in the event of collection, whether suit be brought or not, and if suit is brought said parties agree to pay the Mortgagee's costs and reasonable attorneys' fees, paralegal fees and expenses incurred therein including costs and reasonable attorneys' fees, paralegal fees and expenses incurred upon appeal, if any.

1.26.    Title Warranty. The Mortgagor covenants with the Mortgagee that the Mortgagor warrants the title to the Collateral.

ARTICLE II

DEFAULT

2.1.    The occurrence of an "Event of Default" or "Default" under the terms and provisions of the Agreement, any of the Loan Documents or any of the documents evidencing other Secured Obligations, or the occurrence of any default under any such documents which do not define "Event of Default" or "Default", shall constitute an Event of Default or Default, respectively, under this Mortgage.

The Mortgagor shall be in default upon the occurrence of any one or more of any of the following events (each an "Event of Default"; a "Default" is any Event of Default or any event, which with the lapse of time or the giving of notice or both would be an Event of Default):

(a)    Failure by the Mortgagor to observe or perform any other term, covenant or agreement to be observed or performed by the Mortgagor under this Mortgage, and continuation of such failure for thirty (30) days after the Mortgagor has received written notice from the Mortgagee thereof, or for such longer period as the Mortgagee may agree to in writing; provided that if the failure is other than the payment of money and is of such nature that it cannot be corrected within the applicable period, such failure shall not constitute an Event of Default so long as the Mortgagor institutes curative action within the applicable period and diligently pursues such action to completion, and provided further that such cure period will not apply to (x) any default which in the Mortgagor’s good faith determination is incapable of cure, or (y) any failure by the Mortgagpor to maintain any insurance required herein or to permit inspection of the Collateral; or

(b)    Any warranty or representation made by the Mortgagor in this Mortgage or in any certificate, statement or report furnished or made to the Mortgagor in connection herewith shall prove to have been false or misleading in any material respect when made or deemed made; or

(c)    The Collateral shall be placed under control or custody of any court ; or

(d)    An attachment, levy or restraining order shall be issued for any portion of the Collateral and such attachment, levy, or restraining order is not released or terminated within 90 days or otherwise addressed to the satisfaction of the Mortgagor.

ARTICLE III

REMEDIES

3.1.    Acceleration. Upon the occurrence of any Event of Default, the entire indebtedness secured by the Agreement and all other Secured Obligations together with interest thereon at the Default Rate shall, subject to the terms of the Agreement, at the option of the Mortgagee, without demand or notice of any kind to the Mortgagor or any other person, become immediately due and payable.

3.2.    Remedies Cumulative. No remedy or right of the Mortgagee hereunder or under the Agreement, or any of the other Loan Documents, or otherwise, or available under applicable law or in equity, shall be exclusive of any other right or remedy, but each such remedy or right shall be in addition to every other remedy or right now or hereafter existing under any such document or under applicable law or in equity. No delay in the exercise of, or omission to exercise, any remedy or right accruing on any Event of Default shall impair any such remedy or right or be construed to be a waiver of any such Event of Default or an acquiescence therein, nor shall it affect any subsequent Event of Default of the same or a different nature. Every such remedy or right may be exercised concurrently or independently, and when and as often as may be deemed expedient by the Mortgagee. All obligations of the Mortgagor, and all rights, powers and remedies of the Mortgagee, expressed herein shall be in addition to, and not in limitation of, those provided by law or in equity or in the Agreement, or any other Loan Documents or any other written agreement or instrument relating to any of the Secured Obligations or any security therefor.

3.3.    Foreclosure; Receiver. Upon the occurrence of any Event of Default, the Mortgagee shall also have the right immediately to foreclose this Mortgage or otherwise enforce the lien of this Mortgage. Upon the filing of any complaint for that purpose, the court in which such complaint is filed may, upon application of the Mortgagee or at any time thereafter, either before or after foreclosure sale, and without notice to the Mortgagor or to any party claiming under the Mortgagor and without regard to the solvency or insolvency at the time of such application of any Person then liable for the payment of any of the Secured Obligations, without regard to the then value of the Premises or whether the same shall then be occupied, in whole or in part, as a homestead, by the owner of the equity of redemption, and without regarding any bond from the complainant in such proceedings, appoint a receiver for the benefit of the Mortgagee, with power to take possession, charge, and control of the Premises, to lease the same, to keep the buildings thereon insured and in good repair, and to collect all Rents during the pendency of such foreclosure suit, and, in case of foreclosure sale and a deficiency, during any period of redemption.

The court may, from time to time, authorize said receiver to apply the net amounts remaining in its hands, after deducting reasonable compensation for the receiver and its counsel as allowed by the court, in payment (in whole or in part) of any or all of the Secured Obligations, including without limitation the following, in such order of application as the Mortgagee may elect: (i) amounts due under the Agreement, (ii) amounts due upon any decree entered in any suit foreclosing this Mortgage, (iii) costs and expenses of foreclosure and litigation upon the Premises, (iv) insurance premiums, repairs, taxes, special assessments, water charges and interest, penalties and costs, in connection with the Premises, (v) any other lien or charge upon the Premises that may be or become superior to the lien of this Mortgage, or of any decree foreclosing the same and (vi) all moneys advanced by the Mortgagee to cure or attempt to cure any Default by the Mortgagor in the performance of any obligation or condition contained in any Agreement, the Loan Documents or this Mortgage or otherwise, to protect the security hereof provided herein, or in any Loan Documents, with interest on such advances at the Default Rate. The surplus of the proceeds of sale, if any, shall then be paid to the Mortgagor, upon reasonable request. This Mortgage may be foreclosed once against all, or successively against any portion or portions, of the Premises, as the Mortgagee may elect, until all of the Premises have been foreclosed against and sold. As part of the foreclosure, the Mortgagee in its discretion may, with or without entry, personally or by attorney, sell to the highest bidder all or any part of the Premises, and all right, title, interest, claim and demand therein, and the right of redemption thereof, as an entirety, or in separate lots, as the Mortgagee may elect, and in one sale or in any number of separate sales held at one time or at any number of times, all in any manner and upon such notice as provided by applicable law. Upon the completion of any such sale or sales, the Mortgagee shall transfer and deliver, or cause to be transferred and delivered, to the purchaser or purchasers the property so sold, in the manner and form as provided by applicable law, and the Mortgagee is hereby irrevocably appointed the true and lawful attorney-in-fact of the Mortgagor, in its name and stead, to make all necessary transfers of property thus sold, and for that purpose the Mortgagee may execute and deliver, for and in the name of the Mortgagor, all necessary instruments of assignment and transfer, the Mortgagor hereby ratifying and confirming all that said attorney-in- fact shall lawfully do by virtue hereof. In the case of any sale of the Premises pursuant to any judgment or decree of any court at public auction or otherwise, the Mortgagee may become the purchaser, and for the purpose of making settlement for or payment of the purchase price, shall be entitled to deliver over and use the Agreement and any claims for the debt in order that there may be credited as paid on the purchase price the amount of the debt. In case of any foreclosure of this Mortgage (or the commencement of or preparation therefor) in any court, all expenses of every kind paid or incurred by the Mortgagee for the enforcement, protection or collection of this security, including court costs, reasonable attorneys' fees, stenographers' fees, costs of advertising, appraisals and environmental investigations, including the costs of the preparation of phase I and phase II surveys of the Premises, and costs of title insurance and any other documentary evidence of title, shall be paid by the Mortgagor.

3.4.    Possession of the Premises; Remedies for Leases and Rents. The Mortgagor hereby waives all right to the possession, income, and rents of the Premises from and after the occurrence of any Event of Default, and the Mortgagee is hereby expressly authorized and empowered, at and following any such occurrence, to enter into and upon and take possession of the Premises or any part thereof. If any Event of Default shall occur, then, whether before or after institution of legal proceedings to foreclose the lien of this Mortgage or before or after the sale thereunder, the Mortgagee shall be entitled, in its sole discretion, to do all or any of the following: (i) enter and take actual possession of the Premises, the Rents, the Leases and other Collateral relating thereto or any part thereof personally, or by its agents or attorneys, and exclude the Mortgagor therefrom; (ii) with or without process of law, enter upon and take and maintain possession of all of the documents, books, records, papers and accounts of the Mortgagor relating thereto; (iii) as attorney-in-fact or agent of the Mortgagor, or in its own name as mortgagee and under the powers herein granted, hold, operate, manage and control the Premises, the Rents, the Leases and other Collateral relating thereto and conduct the business, if any, thereof either personally or by its agents, contractors or nominees, with full power to use such measures, legal or equitable, as in its sole discretion or in the discretion of its successors or assigns may be deemed proper or necessary to enforce the payment of the Rents, the Leases and other Collateral relating thereto (including actions for the recovery of rent, actions in forcible detainer and actions in distress of rent); (iv) cancel or terminate any Lease or sublease for any cause or on any ground which would entitle the Mortgagor to cancel the same; (v) elect to disaffirm any Lease or sublease made subsequent hereto or subordinated to the lien hereof; (vi) make all necessary or proper repairs, decorations, renewals, replacements, alterations, additions, betterments and improvements to the Premises that, in its discretion, may seem appropriate; (vii) insure and reinsure the Collateral for all risks incidental to the Mortgagee's possession, operation and management thereof; and (viii) receive all such Rents and proceeds, and perform such other acts in connection with the management and operation of the Collateral, as the Mortgagee in its discretion may deem proper, the Mortgagor hereby granting the Mortgagee full power and authority to exercise each and every one of the rights, privileges and powers contained herein at any and all times after any Event of Default without notice to the Mortgagor or any other Person. The Mortgagee, in the exercise of the rights and powers conferred upon it hereby, shall have full power to use and apply the Rents to the payment, in such order as the Mortgagee may determine, of or on account of any one or more of the following: (a) to the payment of the operating expenses of the Premises, including the cost of management and leasing thereof (which shall include reasonable compensation to the Mortgagee and its agents or contractors, if management be delegated to agents or contractors, and it shall also include lease commissions and other compensation and expenses of seeking and procuring tenants and entering into leases), established claims for damages, if any, and premiums on insurance hereinabove authorized; (b) to the payment of taxes, charges and special assessments, the costs of all repairs, decorating, renewals, replacements, alterations, additions, betterments and improvements of the Collateral, including the cost from time to time of installing, replacing or repairing the Collateral, and of placing the Collateral in such condition as will, in the judgment of the Mortgagee, make it readily rentable; and (c) to the payment of any Secured Obligations. The entering upon and taking possession of the Premises, or any part thereof, and the collection of any Rents and the application thereof as aforesaid shall not cure or waive any Event of Default theretofore or thereafter occurring or affect any notice of Default hereunder or invalidate any act done pursuant to any such Event of Default or notice, and, notwithstanding continuance in possession of the Premises or any part thereof by the Mortgagee or a receiver and the collection, receipt and application of the Rents, the Mortgagee shall be entitled to exercise every right provided for in this Mortgage or by law or in equity upon or after the occurrence of an Event of Default. Any of the actions referred to in this Section 3.4 may be taken by the Mortgagee irrespective of whether any notice of Default has been given hereunder and without regard to the adequacy of the security for the indebtedness hereby secured.

3.5.    Personal Property. If any Event of Default shall occur, the Mortgagee may exercise from time to time any rights and remedies available to it under the Loan Documents or applicable law upon default in payment of indebtedness, including, without limitation, those available to a secured party under the Uniform Commercial Code of the state where the goods are located. The Mortgagor shall, promptly upon request by the Mortgagee, assemble the Collateral and make it available to the Mortgagee at such place or places, reasonably convenient for both the Mortgagee and the Mortgagor, as the Mortgagee shall designate. The Mortgagor hereby expressly waives, to the fullest extent permitted by applicable law, any and all notices, advertisements, hearings, or process of law in connection with the exercise by the Mortgagee of any of its rights and remedies after an Event of Default occurs. If any notification of intended disposition of any of the Collateral is required by law, such notification, if mailed, shall be deemed reasonably and properly given if mailed by registered or certified mail, return receipt requested, at least ten (10) days before such disposition, postage prepaid, addressed to the Mortgagor either at the address shown below or at any other address of the Mortgagor appearing on the records of the Mortgagee. Without limiting the generality of the foregoing, whenever there exists an Event of Default hereunder, the Mortgagee may, with respect to so much of the Collateral as is personal property under applicable law, to the fullest extent permitted by applicable law, without further notice, advertisement, hearing or process of law of any kind, (i) notify any Person obligated on the Collateral to perform directly for the Mortgagee its obligations thereunder, (ii) enforce collection of any of the Collateral by suit or otherwise, and surrender, release or exchange all or any part thereof or compromise or extend or renew for any period (whether or not longer than the original period) any obligations of any nature of any party with respect thereto, (iii) endorse any checks, drafts or other writings in the name of the Mortgagor to allow collection of the Collateral, (iv) take control of any proceeds of the Collateral, (v) enter upon any premises where any of the Collateral may be located and take possession of and remove such Collateral and render all or any part of the Collateral unusable, all without being responsible for loss or damage, (vi) sell any or all of the Collateral, free of all rights and claims of the Mortgagor therein and thereto, at any lawful public or private sale and on such terms as the Mortgagee deems advisable, and (vii) bid for and purchase any or all of the Collateral at any such public or private sale. Any proceeds of any disposition by the Mortgagee of any of the Collateral may be applied by the Mortgagee to the payment of expenses in connection with the Collateral, including reasonable attorneys' fees and legal expenses, and any balance of such proceeds shall be applied by the Mortgagee toward the payment of such of the Secured Obligations and in such order of application as the Mortgagee may from time to time elect. Without limiting the foregoing, the Mortgagee may exercise from time to time any rights and remedies available to it under the Uniform Commercial Code or other applicable law as in effect from time to time or otherwise available to it under applicable law. The Mortgagor hereby expressly waives presentment, demand, notice of dishonor, protest and notice of protest in connection with the Note and, to the fullest extent permitted by applicable law, any and all other notices, demands, advertisements, hearings or process of law in connection with the exercise by the Mortgagee of any of its rights and remedies hereunder. The Mortgagor hereby constitutes the Mortgagee its attorney-in-fact with full power of substitution to take possession of the Collateral upon any Event of Default and, as the Mortgagee in its sole discretion deems necessary or proper, to execute and deliver all instruments required by the Mortgagee to accomplish the disposition of the Collateral; this power of attorney is a power coupled with an interest and is irrevocable while any of the Secured Obligations are outstanding. The Mortgagor shall remain liable for any deficiency resulting from the sale of the Collateral and shall pay such deficiency forthwith upon demand, and the Mortgagee's right to recover such deficiency shall not be impaired by the sale or other disposition of Collateral without required notice. Expenses of retaking, holding, preparing for sale, selling or the like will first be paid from the proceeds before the balance will be applied toward any Secured Obligations.

3.6.    No Liability on Mortgagee. Notwithstanding anything contained herein, the Mortgagee shall not be obligated to perform or discharge, and does not hereby undertake to perform or discharge, any obligation, duty or liability of the Mortgagor, whether hereunder, under any of the Third Party Agreements or otherwise. The Mortgagee shall not have responsibility for the control, care, management or repair of the Premises (including but not limited to use, storage, manufacture, discharge or transportation of hazardous waste or substances, including, without limitation, Hazardous Substances, by the Mortgagor) or be responsible or liable for any negligence in the management, operation, upkeep, repair or control of the Premises resulting in loss, injury or death to any tenant, licensee, employee, stranger or other Person. No liability shall be enforced or asserted against the Mortgagee in its exercise of the powers granted to it under this Mortgage, and the Mortgagor expressly waives and releases any such liability. Should the Mortgagee incur any such liability, loss or damage under any of the Third Party Agreements or under or by reason hereof, or in the defense of any claims or demands, the Mortgagor agrees to reimburse the Mortgagee immediately upon demand for the full amount thereof, including costs, expenses and reasonable attorneys' fees.

3.7.    Transfer of Premises by Mortgagor. To induce the Mortgagee to extend credit under the Agreement, the Mortgagor agrees that in the event of any transfer (by assignment, sale, lease, operation of law or otherwise) of the Leasehold Estate or the Premises without the prior written consent of the Mortgagee, which was not otherwise permitted by the Loan Documents, the Mortgagee shall have the absolute right at its option, without prior demand or notice, to declare all sums secured hereby immediately due and payable. Any transfer consented to by the Mortgagee shall be made subject to this Mortgage, and any such transferee shall assume the obligations of the Mortgagor hereunder, without releasing the Mortgagor therefrom.

ARTICLE IV

GENERAL

4.1.    Permitted Acts. The Mortgagor agrees that, without affecting or diminishing in any way the liability of the Mortgagor or any other Person, except any Person expressly released in writing by the Mortgagee (with the consent of any pledgee of the Secured Obligations), for the payment or performance of any of the Secured Obligations or for the performance of any obligation contained herein or affecting the lien hereof upon the Collateral or any part thereof, the Mortgagee may at any time and from time to time, without notice to or the consent of any Person, release any Person liable for the payment or performance of the Agreement or any of the other Secured Obligations or any guaranty given in connection therewith; extend the time for, or agree to alter the terms of payment of, any indebtedness under the Agreement or any of the other Secured Obligations or any guaranty given in connection therewith; modify or waive any obligation; subordinate, modify or otherwise deal with the lien hereof; accept additional security of any kind for repayment under the Agreement or the other Secured Obligations or any guaranty given in connection therewith; release any Collateral or other property securing any or all of the Agreement or the other Secured Obligations or any guaranty given in connection therewith; make releases of any portion of the Premises; consent to the making of any map or plat of the Premises; consent to the creation of any easements on the Premises or of any covenants restricting the use or occupancy thereof; or exercise or refrain from exercising, or waive, any right the Mortgagee may have.

4.2.    Legal Expenses. The Mortgagor agrees to indemnify the Mortgagee from all loss, damage and expense, including (without limitation) reasonable attorneys' fees, incurred in connection with any suit or proceeding in or to which the Mortgagee may be made or become a party for the purpose of protecting the lien or priority of this Mortgage.

4.3.    Security Agreement; Fixture Filing; Future Advances.

(a)    This Mortgage, to the extent that it conveys or otherwise deals with personal property or with items of personal property which are or may become fixtures, shall also be construed as a security agreement under the Uniform Commercial Code as in effect in the state in which the Premises are located, and this Mortgage constitutes a financing statement filed as a fixture filing in the Official Records of the County Recorder of the County in which the Premises are located with respect to any and all fixtures included within the term "Collateral" as used herein and with respect to any Goods or other personal property that may now be or hereafter become such fixtures. For purposes of the foregoing, the Mortgagor is the debtor (with its address as set forth below), the Mortgagee is the secured party (with its address as set forth below). If any item of Collateral hereunder also constitutes collateral granted to the Mortgagee under any other mortgage, agreement, document, or instrument, in the event of any conflict between the provisions of this Mortgage and the provisions of such other mortgage, agreement, document, or instrument relating to the Collateral, the provision or provisions selected by the Mortgagee shall control with respect to the Collateral.

(b)    This Mortgage is granted to secure, among other Secured Obligations, future advances and loans (whether obligatory, made at the option of Mortgagee or otherwise) from the Mortgagee to or for the benefit of the Mortgagor or its successors or assigns or the Premises, as provided in the Agreement, and costs and expenses of enforcing the Mortgagor's obligations under this Mortgage, the Agreement and the other Loan Documents. All advances, disbursements or other payments required by the Agreement are obligatory advances up to the credit limits established therein and shall, to the fullest extent permitted by law, have priority over any and all construction and mechanics' liens and other liens and encumbrances arising after this Mortgage is recorded.

4.4.    Defeasance. Upon full payment of all indebtedness secured hereby and satisfaction of all the Secured Obligations in accordance with their respective terms and at the time and in the manner provided, and when the Mortgagee has no further obligation to make any advance, or extend any credit hereunder, secured by the Agreement or any Loan Documents, this conveyance shall be null and void, and thereafter, upon demand therefor, an appropriate instrument of reconveyance or release shall promptly be made by the Mortgagee to the Mortgagor, at the expense of the Mortgagor.

4.5.    Notices. All notices, demands and other communications provided for hereunder shall be given in accordance with the notice provisions of the Agreement to the parties hereto at the addresses set forth on the signature page hereof.

4.6.    Successors; the Mortgagor; Gender; Severability. All provisions hereof shall bind the Mortgagor and the Mortgagee and their respective successors, vendees and assigns and shall inure to the benefit of the Mortgagee, its successors and assigns, and the Mortgagor and its permitted successors and assigns. THE MORTGAGOR CONSENTS TO THE ASSIGNMENT BY THE MORTGAGEE OF ALL OR ANY PORTION OF ITS RIGHTS UNDER THIS MORTGAGE AND THE AGREEMENT AND OTHER LOAN DOCUMENTS. THE MORTGAGOR

ACKNOWLEDGES AND AGREES THAT ANY AND ALL RIGHTS OF THE MORTGAGEE UNDER THIS MORTGAGE AND AGREEMENT AND THE OTHER LOAN DOCUMENTS MAY BE EXERCISED FROM TIME TO TIME BY ANY ASSIGNEE OR SUCCESSOR OF THE MORTGAGEE. The Mortgagor shall not have any right to assign any of its rights hereunder. Except as limited by the preceding sentence, the word "Mortgagor" shall include all Persons claiming under or through the Mortgagor and all Persons liable for the payment or performance by the Mortgagor of any of the Secured Obligations whether or not such Persons shall have executed the Agreement or this Mortgage. Wherever used, the singular number shall include the plural, the plural the singular, and the use of any gender shall be applicable to all genders. Whenever possible, each provision of this Mortgage shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Mortgage shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity only, without invalidating the remainder of such provision or the remaining provisions of this Mortgage, it being the parties' intention that this Mortgage and each provision hereof be effective and enforced to the fullest extent permitted by applicable law.

4.7.    Care by the Mortgagee. The Mortgagee shall be deemed to have exercised reasonable care in the custody and preservation of any of the Collateral assigned by the Mortgagor to the Mortgagee or in the Mortgagee's possession if it takes such action for that purpose as the Mortgagor requests in writing, but failure of the Mortgagee to comply with any such request shall not be deemed to be (or to be evidence of) a failure to exercise reasonable care, and no failure of the Mortgagee to preserve or protect any rights with respect to such Collateral against prior parties, or to do any act with respect to the preservation of such Collateral not so requested by the Mortgagor, shall be deemed a failure to exercise reasonable care in the custody or preservation of such Collateral.

4.8.    No Waiver; Writing. No delay on the part of the Mortgagee in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by the Mortgagee of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy. The granting or withholding of consent by the Mortgagee to any transaction as required by the terms hereof shall not be deemed a waiver of the right to require consent to future or successive transactions.

4.9.    Governing Law. This Mortgage shall be a contract made under and governed by the internal laws of the State where the Premises are located.

4.10.    Waiver. The Mortgagor, on behalf of itself and all Persons now or hereafter interested in the Premises or the Collateral, to the fullest extent permitted by applicable law hereby waives all rights under all appraisement, homestead, moratorium, valuation, exemption, stay, extension, and redemption statutes, laws or equities now or hereafter existing, and hereby further waives the pleading of any statute of limitations as a defense to any and all Secured Obligations secured by this Mortgage, and the Mortgagor agrees that no defense, claim or right based on any thereof will be asserted, or may be enforced, in any action enforcing or relating to this Mortgage or any of this

Collateral. Without limiting the generality of the preceding sentence, the Mortgagor, on its own behalf and on behalf of each and every Person acquiring any interest in or title to the Premises subsequent to the date of this Mortgage, hereby irrevocably waives any and all rights of redemption from sale under any order or decree of foreclosure of this Mortgage or under any power contained herein or under any sale pursuant to any statute, order, decree or judgment of any court. The Mortgagor, for itself and for all Persons hereafter claiming through or under it or who may at any time hereafter become holders of liens junior to the lien of this Mortgage, hereby expressly waives and releases all rights to direct the order in which any of the Collateral shall be sold in the event of any sale or sales pursuant hereto and to have any of the Collateral and/or any other property now or hereafter constituting security for any of the indebtedness secured hereby marshaled upon any foreclosure of this Mortgage or of any other security for any of said indebtedness.

4.11.    JURY TRIAL. THE MORTGAGOR HEREBY EXPRESSLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS MORTGAGE, THE AGREEMENT OR ANY LOAN DOCUMENTS TO WHICH IT IS A PARTY, OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH OR ARISING FROM ANY RELATIONSHIP EXISTING IN CONNECTION WITH THIS MORTGAGE OR ANY RELATED DOCUMENT, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

4.12.    No Merger. It being the desire and intention of the parties hereto that this Mortgage and the lien hereof do not merge in fee simple or leasehold title to the Premises, it is hereby understood and agreed that should the Mortgagee acquire an additional or other interests in or to the Premises or the ownership thereof, then, unless a contrary intent is manifested by the Mortgagee as evidenced by an express statement to that effect in an appropriate document duly recorded, this Mortgage and the lien hereof shall not merge in the fee simple or leasehold title, toward the end that this Mortgage may be foreclosed as if owned by a stranger to the fee simple or leasehold title.  So long as any of the indebtedness secured by this Mortgage shall remain unpaid, unless the Mortgagee shall otherwise in writing consent, the fee or leasehold title and the Leasehold Estate, in the Premises hereinbefore described, shall not merge but shall always be kept separate and distinct, notwithstanding the union of said estates either in the lessor or in the lessee, or in a third party, by purchase or otherwise; and the Mortgagor further covenants and agrees that, in case it shall acquire the fee title, or any other estate, title or interest in the premises covered by the Facility Lease, this Mortgage shall attach to and cover and be a first lien upon such other estate so acquired, and such other estate so acquired by the Mortgagor shall be considered as mortgaged, assigned or conveyed to the Mortgagee and the lien hereof spread to cover such estate with the same force and effect as though specifically herein mortgaged, assigned or conveyed and spread.

4.13.    Time of Essence and Severability. Time is declared to be of the essence in this Mortgage, the Agreement and the Loan Documents and of every part hereof and thereof. If the

Mortgagee chooses to waive any covenant, section or provision of this Mortgage, or if any covenant, section or provision of this Mortgage is construed by a court of competent jurisdiction to be invalid or unenforceable, it shall not affect the applicability, validity or enforceability of the remaining covenants, sections or provisions.

4.14.    Matters to Be in Writing. This Mortgage cannot be altered, amended, modified, terminated, waived, released or discharged except in a writing signed by the party against whom enforcement is sought.

4.15.    Sole Discretion of Mortgagee. Whenever the Mortgagee's judgment, consent or approval is required hereunder for any matter, or the Mortgagee shall have an option or election hereunder, such judgment, the decision as to whether or not to consent to or approve the same or the exercise of such option or election shall, unless specifically and expressly stated to the contrary herein, be in the sole discretion of the Mortgagee.

This Leasehold Mortgage was prepared by James A. Hogg, Esq. whose address is 388 South Main St., Ste 500, Akron OH 44311.

IN WITNESS WHEREOF, the undersigned have executed and delivered this Mortgage on the day and year first above written.

"MORTGAGOR":

AIR TRANSPORT INTERNATIONAL LIMITED LIABILITY COMPANY
a Nevada limited liability company

By: /s/ W. Joseph Payne_______________________
     W. Joseph Payne, Manager_________________
      [Printed Name and Title]

Address of Mortgagor/Debtor:

145 Hunter Drive
Wilmington, Ohio 45177______________________

Address of Mortgagee/Secured Party:

THE DIRECTOR OF DEVELOPMENT SERVICES AGENCY OF THE STATE OF OHIO
Ohio Development Services Agency Loans & Servicing Office
77 South High Street, 28th floor
Columbus, OH 43215-6130

#841913v6

State of Ohio _____
County of Franklin_____

On 12/21/12___ before me, Kristin L. Woeste, Notary___________________
             Date Name, Title of Officer-e.g. "Jane Doe, Notary"

personally appeared W. Joseph Payne, Manager of Air Transport International Limited Liability Company

   personally known to me -OR- proved to me on basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

                  Witness my hand and official seal.

                  /s/ Kristin L. Woeste__________
                      SIGNATURE OF NOTARY

CAPACITY CLAIMED BY SIGNER

 INDIVIDUAL

 CORPORATE
 OFFICER(S)

 PARTNER(S)

 ATTORNEY-IN-FACT

 TRUSTEE(S)

 SUBSCRIBING WITNESS

 GUARDIAN/
 CONSERVATOR

X

 OTHER Manager
 ________________

SIGNER IS REPRESENTING:
___________________________ ___________________________

ATTENTION NOTARY: Although the information requested below is OPTIONAL, it could prevent fraudulent attachment of this certificate to unauthorized documents.

THIS CERTIFICATE MUST Title or Type of Document __________________________
BE ATTACHED TO THE Number of Pages _____ Date of Document _____________
DOCUMENT AT THE RIGHT: Signer(s) Other Than Named Above:________________________________________

EXHIBIT A

DESCRIPTION OF LAND

4.457 ACRES

Situated in the State of Ohio, County of Clinton, City of Wilmington, lying in Virginia Military Survey 1162, and being part of that original 1105.562 acre tract conveyed as Tract 1 to Clinton County Port Authority of record in Official Record 783, Page 266, Official Record 796, Page 167 and Official Record 796, Page 188 (all references are to the records of the Recorder's Office, Clinton County, Ohio) and being more particularly described as follows:

Beginning, for reference, at the centerline intersection of Airborne Road (Width Varies) with Old State Route 73 (County Road 35) (60 feet wide);

Thence with the centerline of Old State Route 73, the following courses and distances:

North 53° 39' 54" West, a distance of 355.80 feet, to a railroad spike found;

Thence North 48° 05' 26" West, a distance of 669.31 feet, to a railroad spike found on the southerly line of said Tract 1, being the corner common of that 1.000 acre tract conveyed to Airline Professionals Association Teamsters Local 1224 of record in Official Record 328, Page 711, and that 6.518 acre tract conveyed to EWE Warehouse Investments V, Ltd. of record in Official Record 312, Page 131, being the TRUE POINT OF BEGINNING;

Thence South 48° 20' 11" West, with the northerly line of said 1.000 acre tract, a distance of 19.27 feet, to a 1/2 inch rebar capped "CLINCO" at a southeasterly corner of that original 266.282 acre tract conveyed to Great Oaks Joint Vocational School District, Ohio by deed of record in Deed Book 239, Page 482;

Thence North 48° 06' 06" West, along the easterly line of said Great Oaks Joint Vocational School District, and with the easterly line of that 5.267 acre tract conveyed to The Board of County Commissioners of Clinton County, Ohio of record in Official Record 672, Page 152 and across said Tract 1, a distance of 701.08 feet, to an iron pin set;

Thence across said Tract 1, the following courses and distances:

South 45° 37' 34" West, a distance of 473.26 feet, to an iron pin set;

North 44° 20' 57" West, a distance of 345.43 feet, to an iron pin set;

North 45° 39' 03" East, a distance of 467.62 feet, to an iron pin set;

South 49° 51' 22" East, a distance of 1051.38 feet, to an iron pin set in the northerly line of said 6.518 acre tract;

Thence South 47° 11' 41" West, along the northerly line of said 6.518 acre tract, a distance of 30.13 feet to the TRUE POINT OF BEGINNING and containing 4.457 acres of land, more or less.

Subject, however, to all legal rights-of-way and/or easements, if any, of previous record.

Iron pins set, where indicated, are iron pipes, thirteen sixteenths (13/16) inch inside diameter, thirty (30) inches long with a plastic plug placed in the top bearing the initials EMH&T INC.

This description is based on existing records and an actual field survey performed by EMH&T in November 2009, and June 2012

The bearings contained herein are based on the Ohio State Plane Coordinate System, South Zone, NAD83 (1995). Said bearings originated from a field traverse which was tied (referenced) to said coordinate system by GPS observations and observations of selected NGS monuments AIRBORNE and AIRBORNE AZ MK. The portion of the right-of-way line of Airborne Road, having a bearing of North 38° 08' 03" East, is designated the "basis of bearing" for this survey.

Common Address:    Hunter Drive, Wilmington, OH
Real Estate Tax Index No(s).:    Auditor’s Parcel No. is 290-019437-7

EXHIBIT B

DESCRIPTION OF LEASES OR SUBLEASES
Lease Agreement, dated as of December 1, 2012, between Mortgagor, as lessee, and Clinton County Port Authority, as lessor, as the same may be amended from time to time in accordance with its terms, relating to the Land and improvements thereto.
Sublease, dated as of December 1, 2012, between Mortgagor, as sublessor, and Airborne Maintenance and Engineering Services, Inc., as sublessee, as the same may be amended from time to time in accordance with its terms, relating to the Land and improvements thereto.

36